Exhibit 5.1

                                                  November 13, 2000

Acxiom Corporation
P. O. Box 8180, 1 Information Way
Little Rock, Arkansas  72203

     Re: REGISTRATION ON FORM S-3 OF SHARES OF COMMON STOCK PAR VALUE $.10 PER SHARE

Ladies and Gentlemen:

     We are acting as counsel to Acxiom Corporation, a Delaware corporation (the "Company") in connection with the filing by the Company of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, for the registration of up to 3,604,000 shares (the "Shares") of common stock, par value $.10 per share, of the Company on behalf of certain selling shareholders.

     In connection with this opinion, we have examined the Registration Statement and related prospectus and such other documents, records, and matters of law as we have deemed necessary for purposes of this opinion. Based on such examination and on the assumptions set forth below, we are of the opinion that the Shares are legally and validly authorized and constitute validly issued, fully paid, and nonassessable securities of the Company.

     In rendering this opinion, we have (i) assumed and have not independently verified (a) that all signatures on all certificates and other documents examined by us are genuine, and that, where any such signature purports to have been made in a corporate, governmental or other capacity, the person who affixed such signature to such certificate or other document had authority to do so, and
(b) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies and
(ii) as to certain factual matters, relied upon certificates of public officials and of the Company and its officers and have not independently checked or verified the accuracy of the factual statements contained therein. In addition, our examination of matters of law has been limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America, in each case in effect on the date hereof.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                                     Very truly yours,



                                                     /s/ Kutak Rock LLP